Exhibit 99.1

Best Hometown Bancorp to Deregister Its Common Stock

COLLINSVILLE, Ill., July 1, 2019 – Best Hometown Bancorp, Inc. (OTC: BTHT) (the “Company”), holding company for Best Hometown Bank in Collinsville, Illinois, announced today that on July 1, 2019, the Company filed a Form 15 with the U.S. Securities and Exchange Commission (the “SEC”) to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its obligations to file reports with the SEC. The Company was first eligible to file the Form 15 because the Company’s common stock was held by less than 1,200 holders of record as of July 1, 2019 and upon the filing of the Form 15 with the SEC.

Ronnie R. Shambaugh, President and Chief Executive Officer of the Company, stated, “the board and management made the decision to voluntarily deregister the Company’s shares after considering the advantages and disadvantages of being a SEC reporting company, along with the high costs and demands on management’s time.” The Company’s stock will continue to be traded on the OTC Pink marketplace under the symbol BTHT.

Upon filing the Form 15 with the SEC on July 1, 2019, the Company’s obligations to file certain periodic reports, including Forms 10-K, 10-Q, and 8-K, were immediately suspended. The Company will continue to provide financial reports to the Federal Reserve and the FDIC, as required, and intend to continue to meet all applicable auditing standards as a regulated financial institution.

Certain statements in this press release, including statements regarding the intent, belief or current expectations of the Company, Best Hometown Bank, or their respective directors or officers, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning.  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

Contact: Ronnie R. Shambaugh
President and CEO
(618) 345-1121